UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015 (May 11, 2015)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 11, 2015, Moody’s Corporation (the “Company”) and certain of its subsidiaries entered into a five-year senior, unsecured revolving credit facility (the “Facility”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Citibank, N.A. as Co-Syndication Agents, and TD Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Barclays Bank as Co-Documentation Agents, and other lenders in an aggregate principal amount of $1 billion that expires in May 2020. The Facility replaces the $1 billion 5-year facility that was scheduled to expire in April 2017. The proceeds from the Facility will be used for general corporate purposes. Interest on borrowings under the Facility is payable at rates that are based on the London InterBank Offered Rate (“LIBOR”) plus a premium that can range from 79.5 basis points to 120 basis points depending on the Company’s ratio of total indebtedness to earnings before interest, taxes, depreciation and amortization (“Total Debt to EBITDA Ratio”), as set forth in the Facility agreement. The Company also pays quarterly facility fees, regardless of borrowing activity under the Facility. The quarterly fees for the Facility can range from 8 basis points of the Facility amount to 17.5 basis points, depending on the Company’s Total Debt to EBITDA Ratio.

The Facility contains covenants that, among other things, restrict the ability of the Company and its subsidiaries, without the approval of the lenders, to engage in mergers, consolidations, asset sales, transactions with affiliates, sale and leaseback transactions or to incur liens, as set forth in the Facility agreement. The Facility also contains a financial covenant that requires the Company to maintain a Total Debt to EBITDA Ratio of not more than 4 to 1 at the end of any fiscal quarter. Upon the occurrence of certain financial or economic events, significant corporate events or certain other events of default constituting an event of default under the Facility, all loans outstanding under the Facility (including accrued interest and fees payable thereunder) may be declared immediately due and payable and all commitments under the Facility may be terminated. In addition, certain other events of default under the Facility would automatically result in amounts due becoming immediately due and payable and all commitments being terminated.

A copy of the Facility agreement is included as Exhibit 4.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Five-Year Credit Agreement dated as of May 11, 2015, among Moody’s Corporation, the Borrowing Subsidiaries Party Thereto, the Lenders Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Citibank, N.A. as Co-Syndication Agents, and TD Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Barclays Bank as Co-Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: May 14, 2015

MOODY’S CORPORATION

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Five-Year Credit Agreement dated as of May 11, 2015, among Moody’s Corporation, the Borrowing Subsidiaries Party Thereto, the Lenders Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Citibank, N.A. as Co-Syndication Agents, and TD Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Barclays Bank as Co-Documentation Agents.